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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C., 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  February 16, 1996

                            Seagate Technology, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     0-10630                94-2612933
          --------                     -------                ----------
(State or other jurisdiction of      (Commission            (I.R.S. Employer
incorporation or organization)       File Number)           Identification No.)



     920 Disc Drive, Scotts Valley, California                  95066
     -----------------------------------------                -------
     (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code:  (408) 438-6550

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ITEM 5.   OTHER EVENTS

     On February 16, 1996, Arcada Acquisition Corporation ("Merger Sub"), a wholly-owned subsidiary of Conner Peripherals, Inc. ("Conner"), a wholly-owned subsidiary of Seagate Technology, Inc. ("Seagate"), merged (the "Merger") with and into Arcada Holdings, Inc. ("Arcada") and Arcada became a wholly-owned subsidiary of Conner. The Merger was approved that morning at a special meeting of Arcada's stockholders. The Merger occurred pursuant to the terms of an Agreement and Plan of Reorganization dated as of December 21, 1995, entered into by and between Seagate, Arcada and Kevin H. Azzouz, (the "Reorganization Agreement") and a related Agreement of Merger between Merger Sub and Arcada (the "Merger Agreement"). As a result of the Merger, each outstanding share of Arcada Common Stock was converted into the right to receive 0.1545 of a share of Seagate Common Stock. Arcada stockholders who otherwise would be entitled to fractional shares of Seagate Common Stock will receive cash in lieu thereof. In addition, as a result of the Merger, each outstanding option to purchase Arcada Common Stock (an "Arcada Option") was assumed by Seagate and converted into an option to acquire such number of shares of Seagate Common Stock as the holder would have been entitled to receive had such holder exercised such Arcada Option in full immediately prior to the effective time of the Merger, at an exercise price per share equal to the exercise price per share of Arcada Common Stock under such Arcada Option immediately prior to the effective time of the Merger
divided by 0.1545.   Agreement on the exchange ratio was achieved as a result of direct negotiations between representatives of Seagate and representatives of Arcada and was subsequently approved by each company's Board of Directors. An aggregate of approximately 1,260,007 shares of Seagate Common Stock will be issued in connection with the Merger. Approximately 924,193 additional shares of Seagate Common Stock are reserved for issuance to holders of Arcada Options in connection with Seagate's assumption of such Arcada Options.

     The Merger is more fully described in Seagate's Registration Statement on Form S-4 (File No. 333-00035) (the "Registration Statement"). The Reorganization Agreement and Merger Agreement were included as Appendix A and Appendix B, respectively, to the prospectus (the "Prospectus") contained in the Registration Statement.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        SEAGATE TECHNOLOGY, INC.


Dated:  March 4, 1996                   By: /s/ Donald L. Waite
                                           ------------------------------------
                                        Name: Donald L. Waite
                                              Executive Vice President, Chief
                                              Administrative Officer, Chief
                                              Financial Officer and Secretary

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